Exhibit 21.01
Following is a list of subsidiaries of Citigroup Inc., as of December 31, 2014, and the states or countries in which they are organized. The indentation reflects the principal parenting of each subsidiary. Citigroup Inc. owns, directly or indirectly, at least 70% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as that term is defined in Rule 1-02(w) of Regulation S-X), as of December 31, 2014.

Subsidiary	Jurisdiction Name
Citi GSCP Inc.	Delaware
Citigroup Niagara Holdings LLC	Delaware
Citi Niagara LLC	Delaware
TRV Holdings LLC	Delaware
TRV Investments LLC	Delaware
COHM Overseas Mexico Holding, S. de R.L. de C.V.	Mexico
Citigroup Capital Partners Mexico, S. de R.L. de C.V.	Mexico
Citigroup Capital UK Limited	England
NAMGK Mexico Holding, S. de R.L. de C.V.	Mexico
Citicorp (Mexico) Holdings LLC	Delaware
Grupo Financiero Banamex, S.A. de C.V.	Mexico
Acciones y Valores Banamex, S.A. de C.V. Casa de Bolsa, Integrante del Grupo Financiero Banamex	Mexico
Impulsora de Fondos Banamex, S.A. de C.V., Sociedad Operadora de Sociedades de Inversion	Mexico
Afore Banamex, S.A. de C.V.	Mexico
Banco Nacional de Mexico, S.A.	Mexico
Inmuebles Banamex, S.A. de C.V.	Mexico
Promotora de Bienes y Servicios Banamex, S.A. de C.V.	Mexico
Tarjetas Banamex, S.A. de C.V. SOFOM E.R.	Mexico
Travelers Auto Leasing LLC	Delaware
Seguros Banamex, S.A. de C.V., Integrante del Grupo Financiero Banamex	Mexico
Holding BUSA II, S. de R.L. de C.V.	Mexico
Telecomunicaciones Holding Mx, S. de R.L. de C.V.	Mexico
Citicorp	Delaware
Citibank, N.A.	United States
Associates Capital Investments, L.L.C.	Delaware
CAFCO, LLC	Delaware
CFNA Receivables (DE), Inc.	Delaware
Citi Retail Services LLC	Delaware
CFNA Receivables (MD), Inc.	Maryland
Citi Retail Services LLC	Delaware
CFNA Receivables (NC), Inc.	North Carolina
Citi Retail Services LLC	Delaware
Citi Investor Services, Inc.	Delaware
Citi Fund Services, Inc.	Delaware
Citi Fund Services Ohio, Inc.	Ohio

Citi Hedge Fund Services North America, Inc.	Delaware
Citi Hedge Fund Services, Inc.	Delaware
Citi Residential Lending Inc.	Delaware
Citibank (China) Co., Ltd.	China
Citibank Overseas Investment Corporation	United States
Administradora de Valores de Guatemala, S.A.	Guatemala
Banco Citibank (Panama), S.A.	Panama
Banco Citibank S.A.	Brazil
Chelsea Participacoes Societarias e Investimentos Ltda.	Brazil
Citibank Corretora de Seguros Ltda.	Brazil
Citibank-Distribuidora de Titulos e Valores Mobiliarios S.A.	Brazil
Bank Handlowy w Warszawie S.A.	Poland
BGH International Holdings, LLC	Delaware
BISYS Financial Services Ltd.	Bermuda
Citi Fund Services (Bermuda), Ltd.	Bermuda
Citigroup Fund Services (Cayman), Ltd.	Cayman Islands
Canada Square Operations Limited	England
Citi Cards Canada Holding Corporation	Delaware
Citi Cards Canada Inc.	Ontario
Citi Cards Japan, Inc.	Japan
Future Mortgages Limited	England
Citi International Investments Bahamas Limited	Bahamas
Citigroup Netherlands Holdings B.V.	Netherlands
Corinth Holdco LLC	Delaware
Citi Investments Bahamas Ltd.	Bahamas
Citi Holdings Bahamas Ltd.	Bahamas
Future Mortgages Limited	England
Citi Overseas Holdings Bahamas Limited	Bahamas
Citibank Holdings Ireland Limited	Ireland
Citibank Europe plc	Ireland
Citibank International Limited	England
Citi Overseas Investments Bahamas Inc.	Bahamas
CitiFinancial Services of Puerto Rico, Inc.	Puerto Rico
Citigroup Global Markets Finance Corporation & Co. beschrankt haftende KG	Germany
Citigroup Global Markets Deutschland AG	Germany
Citigroup Global Markets Finance Corporation & Co. beschrankt haftende KG	Germany
Citigroup Global Markets Deutschland AG	Germany
Citigroup International Luxembourg Limited	England
Citigroup Participation Luxembourg Limited	England
Citi Teknoloji Egitim Hizmet ve Danismanlik Anonim Sirketi	Turkey
Citibank Berhad	Malaysia
Citibank Canada	Canada
2490827 Nova Scotia Limited	Nova Scotia

Citibank Colombia S.A.	Colombia
Citibank Espana S.A.	Spain
Citicorp Customer Services S.L.	Spain
Citifin S.A. E.F.C.	Spain
Citibank Investments Limited	England
Citifin Srl In Luiquidazione	Italy
CitiFinancial Holdings Limited	England
CitiFinancial Europe plc	England
Citigroup Property Limited	England
Citibank Japan Ltd.	Japan
Citibank Korea Inc.	Korea, Republic of
Citibank Nigeria Limited	Nigeria
Citibank Securities (Taiwan) Limited	Taiwan
Citibank Taiwan Ltd.	Taiwan
Citicard S.A.	Argentina
Citicorp Capital Markets Sociedad Anónima	Argentina
Citicorp Valores Sociedad Anonima	Argentina
Citicorp Leasing (Thailand) Limited	Thailand
Citicorp Servium S.A.	Peru
Citicorp Peru S.A. Sociedad Agente de Bolsa	Peru
CITICREDITO Sociadad Anonima de Capital Variable	Honduras
Citifin S.A. E.F.C.	Spain
Citigroup Asia Pacific Holding Corporation	Delaware
Citigroup Holding (Singapore) Private Limited	Singapore
Citibank (Hong Kong) Limited	Hong Kong
Citibank Berhad	Malaysia
Citibank Singapore Limited	Singapore
Citicorp International Limited	Hong Kong
Citicorp Investment Bank (Singapore) Limited	Singapore
Citicorp Pty Limited	Australia
Citigroup Pty Limited	Australia
Citigroup Chile S.A.	Chile
Inversiones Citigroup Chile Limitada	Chile
Citigroup Netherlands B.V.	Netherlands
Citibank Anonim Sirketi	Turkey
ZAO Citibank	Russian Federation
Citilease Company Ltd.	Japan
Citiproperties (BVI) Limited	British Virgin Islands
Cititarjetas de Nicaragua, S.A.	Nicaragua
CJP Holdings Inc.	Delaware
AIC Associates Canada Holdings ULC	Canada
Corporacion Accionaria Citibank de Costa Rica, S.A.	Costa Rica
Grupo Financiero Citibank de Costa Rica S.A.	Costa Rica

Banco Citibank de Costa Rica S.A.	Costa Rica
Citi Leasing Costa Rica S.A.	Costa Rica
Diners Club Argentina SRL Comercial y de Turismo	Argentina
Foremost Investment Corporation	Delaware
Grupo Inmobiliario Centrica, S.A.	Guatemala
Inversiones Financieras Citibank, S.A.	El Salvador
Banco Citibank de El Salvador, S.A.	El Salvador
Servicios Integrales Citi, S.A. de C.V.	El Salvador
Tarjetas de Oro, S.A. de C.V.	El Salvador
Cititarjetas de El Salvador, S.A. de C.V.	El Salvador
Public Joint Stock Company "Citibank"	Ukraine
Translatin Satellite Communications Services Inc.	Bahamas
Washington & Watts LLC	Delaware
Yonder Investment Corporation	Delaware
Associates Financial Services (Mauritius) LLC	Mauritius
Citicorp Finance (India) Limited	India
Latin American Investment Bank Bahamas Limited	Bahamas
Citicorp Credit Services, Inc. (USA)	Delaware
Citicorp Railmark, Inc.	Delaware
Citicorp USA, Inc.	Delaware
Citi Retail Services LLC	Delaware
CitiHousing, Inc.	South Dakota
CitiMortgage, Inc.	New York
Ecount, Inc.	Delaware
GOVCO, LLC	Delaware
Citicorp Banking Corporation	Delaware
Associates First Capital Corporation	Delaware
Associates Housing Finance, LLC	Delaware
Citicorp Investment Partners, Inc.	Delaware
CitiFinancial Credit Company	Delaware
Citicorp Home Equity, LLC	North Carolina
Citicorp Home Mortgage Services, Inc.	North Carolina
CitiFinancial Company	Delaware
CitiFinancial Services, Inc.&lt;MN&gt;	Minnesota
CitiFinancial Servicing LLC	Delaware
OneMain Financial Holdings, Inc.	Delaware
American Health and Life Insurance Company	Texas
OneMain Assurance Services, Inc.	Texas
OneMain Financial Funding, LLC	Delaware
OneMain Financial Issuance Trust 2014-1	Delaware
OneMain Financial Funding II, LLC	Delaware
OneMain Financial, Inc.	Delaware
OneMain Financial Services, Inc.	Minnesota

OneMain Financial, Inc. &lt;HI&gt;	Hawaii
OneMain Financial, Inc. &lt;WV&gt;	West Virginia
OneMain Remarketing, LLC	Delaware
Triton Insurance Company	Texas
Citigroup Finance Canada Inc.	Canada
CitiFinancial Canada, Inc.	Canada
Citigroup Fund Services Canada, Inc.	Canada
CBC International Real Estate LP LLC	Delaware
CGI Private Equity LP LLC	Delaware
Citi Ventures, Inc.	Delaware
Citibank (Switzerland) AG	Switzerland
Citicorp Funding, Inc.	Delaware
Citicorp Municipal Mortgage Holdings Inc.	Delaware
Citicorp Global Holdings, Inc.	Delaware
Citicorp International Finance Corporation	Delaware
Citigroup Venture Capital International Delaware Corporation	Delaware
Citicorp North America, Inc.	Delaware
CFG 1, LLC	Delaware
Citicorp Translease, Inc.	Delaware
Citicorp Tulip Lease, Inc.	Delaware
CM Leasing Member 1995 Trust-A2	Delaware
Citigroup Renewable Investments 1 LLC	Delaware
CM Leasing Member 1995 Trust-A1	Delaware
CM North America Holding Company	Canada
ESSL 2, Inc.	Delaware
Citiflight, Inc.	Delaware
Citigroup Global Investments Offshore Investment Holdings Ltd.	Cayman Islands
Citigroup Global Markets Realty Corp.	New York
Citigroup Insurance Holding Corporation	Georgia
Financial Reassurance Company 2010, Ltd.	Vermont
Prime Reinsurance Company, Inc.	Vermont
Citigroup Technology, Inc.	Delaware
Court Square Capital Limited	Delaware
Citicorp Technology Holdings Inc.	Delaware
Citigroup Venture Capital International Growth Partnership (Employee) II, L.P.	Cayman Islands
FNC Insurance Agency, Inc.	California
Primetime Reinsurance Company, Inc.	Vermont
Seguros e Inversiones, S.A.	El Salvador
Citigroup BUSA Holdings Inc.	Delaware
Holding BUSA II, S. de R.L. de C.V.	Mexico
Holding BUSA, S. de R.L. de C.V.	Mexico
Banamex USA Bancorp	California
Banamex USA	California

Citigroup FOF LLC	Delaware
Citigroup Global Markets Holdings Inc.	New York
Citigroup Financial Products Inc.	Delaware
Chud Corp.	Delaware
CIGPF I Corp.	New York
T.I.M.L. S. de R.L. de C.V.	Mexico
CIGPF LTDA en Liquidacion	Colombia
Citi PD Plan Sponsor Limited	England
Citicorp Securities Services, Inc.	Delaware
Citigroup Acquisition LLC	Delaware
Automated Trading Desk Holdings, Inc.	Delaware
Automated Trading Desk, LLC	Delaware
Automated Trading Desk Financial Services, LLC	South Carolina
CITIGROUP CAPITAL PARTNERS I GP I CORP.	Delaware
Citigroup Capital Partners I GP II Corp.	Delaware
Citigroup Energy Inc.	Delaware
Citigroup Energy Holdings Inc.	Delaware
Citigroup Energy Canada Holdings ULC	Canada
Citigroup Energy Canada ULC	Canada
Citigroup Financial Strategies Inc.	Delaware
Citigroup First Investment Management Americas LLC	Delaware
Citigroup Forex Inc.	Delaware
Citigroup Global Markets (International) Finance AG	Switzerland
Citigroup Global Markets Overseas Finance Limited	Cayman Islands
Citigroup Global Markets Hong Kong Holdings Limited	Hong Kong
Citigroup Global Markets Asia Limited	Hong Kong
Citigroup Global Markets Australia Holdings Pty Limited	Australia
Citigroup Global Markets Australia Pty Limited	Australia
Citigroup Global Markets Brasil Holding Inc.	Delaware
Citigroup Global Markets Canada Holding Company	Nova Scotia
Citigroup Global Markets Europe Limited	England
Citigroup Global Markets Limited	England
Citigroup Global Markets U.K. Equity Limited	England
Citigroup Global Markets Hong Kong Limited	Hong Kong
Citigroup Global Markets Inc.	New York
Citigroup Global Markets International LLC	Delaware
Citigroup Global Markets Mauritius Private Limited	Mauritius
Citigroup Global Markets Russia Holding Company Inc.	Delaware
Citigroup Global Markets Switzerland Holding GmbH	Switzerland
Citigroup Business Process Solutions Pte. Ltd.	Singapore
Citigroup Global Markets Europe Finance Limited	England
CIB Properties Limited	England
Citigroup Global Markets Singapore Holdings Pte. Ltd.	Singapore

Citigroup Global Markets Taiwan Securities Holdings Limited	Delaware
Clearwater I River Finance ULC	Canada
Highwood Partners Finance GP	Delaware
Pipestone River Finance ULC	Canada
Clearwater II River Finance ULC	Canada
Financial Reassurance Company, Ltd.	Bermuda
LavaFlow, Inc.	Florida
Liquidation Properties Holdins Company Inc.	Delaware
Citi Property Holdings Inc.	Delaware
Sandalwood Investments Limited	England
Wimborne Investors Limited	England
Citigroup Global Markets India Private Limited	India
Seven World Holdings LLC	Delaware
Thomson Regional Newspapers Limited	England
Citigroup Holdco Finance Inc.	Delaware
Citigroup Investments Inc.	Delaware
Citigroup Alternative Investments LLC	Delaware
Citigroup Private Equity (Offshore) LLC	Delaware
Citigroup Capital Partners II Cayman Employee Fund, L.P.	Cayman Islands
Citigroup Capital Partners II U.K. Underlying Fund, L.P.	England
Citigroup Venture Capital International Growth Partnership (Employee) II, L.P.	Cayman Islands
Citigroup Capital Partners II Employee Master Fund, L.P.	Delaware
Citigroup Japan Holdings Corp.	Japan
CFJ G.K.	Japan
CFJ Holdings Ltd.	Japan
Citigroup Global Markets Japan Inc.	Japan
Citigroup Japan Treasury GK	Japan
Citigroup Services Japan Ltd.	Japan
MRC Holdings, Inc.	Delaware